Ingersoll Rand Reports Fourth-Quarter Adjusted EPS from Continuing
Operations up 15 Percent to $0.94; Continuing EPS of $0.88

●	Revenues of $3.3 billion in the fourth quarter, organic revenues (excluding acquisitions and currency) up 3 percent compared with 2014 and reported revenues also up 3 percent year-over-year

●	Full-year 2015 adjusted EPS (excluding restructuring and other one-time costs) from continuing operations were $3.73, up 12 percent compared with 2014; reported EPS of $2.57

●	Adjusted free cash flow for full-year 2015 of $985 million, 101 percent of adjusted net income

●	2016 full-year adjusted EPS from continuing operations forecasted to be $3.80 to $4.00, up 2 percent to 7 percent compared with 2015; reported EPS forecasted to be $3.75 to $3.95

Swords, Ireland, February 9, 2016 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.88 for the fourth quarter of 2015.
The company reported net earnings of $233.5 million, or EPS of $0.88, for the fourth quarter of 2015. Fourth-quarter net earnings included $234.4 million, or EPS of $0.88 from continuing operations, as well as a net loss of $(0.9) million from discontinued operations. Results for the fourth quarter of 2015 included $(18) million, or $(0.06) per share, from restructuring costs. Excluding these items, fourth-quarter 2015 adjusted EPS from continuing operations were $0.94. This compares with net earnings of $255.5 million, or EPS of $0.95, for the 2014 fourth quarter which included EPS of $0.79 from continuing operations and $0.16 from discontinued operations. (see attached tables for additional details)
Full-Year Results
Full-year 2015 net revenues were $13,301 million, an organic increase of 5 percent (up 3 percent on a reported basis) when compared with 2014. Operating income for 2015 totaled $1,458 million compared with $1,405 million for 2014. Operating income for full-year 2015 included $59 million of restructuring and other one-time costs. The prior year included $13 million of restructuring costs. Excluding these items, full-year 2015 adjusted operating margin was 11.4 percent, an increase of 0.4 percentage points when compared with adjusted 2014 operating margins. (see attached tables for additional details)
The company reported full-year 2015 EPS of $2.48. EPS from continuing operations were $2.57 with a net loss of ($0.09) EPS from discontinued operations. The EPS from continuing operations included $309 million of after-tax cost, or EPS of $(1.16) related to restructuring and other one-time costs. The prior year included $17 million of after-tax cost, or EPS of $(0.06), related to restructuring and the redemption premium expense for early debt retirement. Before these items, 2015 adjusted EPS from continuing operations were $3.73 per share, up 12 percent compared with 2014 adjusted EPS of $3.33. (see attached tables for additional details)
“We realized double digit adjusted continuing EPS growth, as well as 5 percent organic revenue growth and margin improvement in 2015 despite weak industrial markets and currency headwinds,” said Michael W. Lamach, chairman and chief executive officer. “Growth programs and investments - coupled with our ongoing

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productivity actions and strong balance sheet - underpin how we have steadily delivered excellent organic growth, improved operating margins and average operating leverage above 35 percent over the past 5 years. And I am confident we will continue to add to our multi-year record of delivering excellent operating performance in 2016.”
Additional Highlights from the 2015 Fourth Quarter
Revenues: The company’s organic revenues increased 3 percent (up 3 percent on a reported basis) to $3,326 million, compared with revenues of $3,241 million for the 2014 fourth quarter. Total U.S. organic revenues were up 4 percent compared to 2014, and organic revenues from international operations increased 2 percent.
Operating Margin: The fourth-quarter operating margin was 10.8 percent compared with 10.7 percent in 2014. Adjusted for restructuring charges, the operating margin for fourth-quarter 2015 was 11.3 percent, up 50 basis points on a comparable basis with 2014. Increased volume and productivity savings were partially offset by inflation and negative currency.
Interest Expense and Other Income/Expense: Interest expense was $56 million for the fourth quarter. Other income totaled $5 million for the fourth quarter of 2015, compared with $10 million for the 2014 fourth quarter primarily due to foreign exchange losses.
Taxes: Excluding restructuring, and one-time items, the company had an effective tax rate of approximately 22 percent for the fourth quarter of 2015. The comparable effective rate for the fourth quarter of 2014 was 25 percent.
Fourth-Quarter Business Review
[Note: Adjusted segment margins for 2014 and 2015 exclude restructuring costs - see attached tables for additional details]
The Climate Segment delivers energy-efficient solutions globally and includes Trane® and American Standard® Heating and Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems and commercial and residential building services, parts, support and controls; and Thermo King®, the leader in transport temperature control solutions. Revenues for the fourth quarter of 2015 were $2,492 million, an organic increase of 5 percent (up 2 percent reported) compared with the fourth quarter of 2014. Organic bookings increased 5 percent (up 2 percent reported) year-over-year.
On a year-over-year basis, total commercial HVAC revenues increased by a low-single digit percentage and were up by a mid-single digit percentage excluding the impact of currency. Commercial HVAC organic revenues increased by a mid-single digit percentage in North America and were up low-teens in Asia. Organic revenues increased by a low-single digit percentage in both EMEA and South America compared with last year. Overall, currency had a negative 4 percentage point impact on fourth-quarter commercial HVAC results. Residential HVAC revenues were up mid-single digits despite a decline in industry shipments.
Fourth-quarter 2015 commercial HVAC bookings were down slightly. Organic orders reflect a low-single digit increase compared with last year as high-single digit growth in North America orders was offset by declining activity in overseas markets. Residential HVAC orders showed strong improvement and increased by an upper-teens percentage.
Total Thermo King refrigerated transport organic revenues declined by low-single digits in the fourth quarter as gains in trailers and trucks were offset by a revenue decline in other businesses. Currency had a negative 5 percentage point impact on fourth-quarter reported revenues. Organic bookings increased by a low-single digit percentage in the fourth quarter of 2015, with gains in North America and Asia.
Fourth-quarter 2015 segment operating margin was 12.9 percent (excluding restructuring costs, adjusted operating margin was also 12.9 percent). The adjusted margin improved 70 basis points on a comparable basis with 2014 due to higher volumes and productivity gains, partially offset by inflation and negative currency impacts.

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The Industrial Segment delivers products and services that enhance energy efficiency, productivity and operations. It includes Ingersoll Rand® compressed air systems and services, power tools and material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles. Total revenues in the fourth quarter of 2015 were $834 million and increased 5 percent compared with the fourth quarter of 2014. Organic revenues declined 2 percent and organic bookings declined 7 percent compared with last year.
Revenues for air compressors and industrial products were up mid-single digits overall and organic revenues declined low-single digits. Organic revenues were down high-single digits in the Americas; down low-single digits in EMEA and increased by high-single digits in Asia. Currency had a negative 6 percentage point impact on fourth-quarter revenue comparisons. Organic bookings declined by high-single digits compared with last year.
Club Car revenues were flat compared with last year (increased slightly excluding currency) as growth in utility vehicles and aftermarket parts offset declines in the golf car market.
Fourth-quarter segment operating margin was 12.7 percent (excluding restructuring costs, adjusted operating margin was 13.8 percent). Operating margins declined due to lower volumes, the first year inclusion of the Engineered Centrifugal Compressor acquisition-related amortization, negative currency and inflation, partially offset by productivity gains and positive price realization.
Balance Sheet and Free Cash Flow
At the end of the fourth quarter, working capital was 4.2 percent of revenues, compared with 3.1 percent in 2014. Cash balances and total debt balances were $0.7 billion and $4.2 billion, respectively. Adjusted free cash flow for full-year 2015 was $985 million.
Share Repurchase
During the fourth quarter, the company repurchased approximately 4.4 million shares for approximately $250 million as part of a $1.5 billion program approved by the board of directors in February 2014. Additionally, the company repurchased approximately 4.9 million shares for approximately $250 million during January 2016.
Sale of Hussmann Investment
The company previously announced it will sell its remaining equity interest in Hussmann Parent, Inc. as part of a transaction in which Panasonic Corporation is acquiring 100 percent of Hussmann’s shares. Ingersoll Rand expects to receive net proceeds of approximately $425 million. The transaction is anticipated to close in the first half of 2016, subject to customary approvals and closing conditions. The 2016 EPS forecast excludes the gain from the sale of Hussmann. “Selling our remaining ownership in Hussmann provides immediate value to our shareholders and will provide additional cash for value-accretive deployment in 2016,” said Lamach. Ingersoll Rand completed the sale of a majority stake in the Hussmann business to private equity firm Clayton, Dubilier & Rice, LLC in September 2011.
Completion of Agreement with the IRS
In December 2015, the Congressional Joint Committee on Taxation concluded its review and took no objection to our previously disclosed agreement with the Internal Revenue Service to resolve all open disputes related to intercompany debt through 2011. In connection with this agreement, the Company previously recognized a charge of approximately $227 million to income tax expense in the second quarter of 2015 and had a net cash outflow in the second half of 2015 of approximately $364 million, consisting of the $230 million in tax and $134 million of net interest.
Outlook
Based on a forecast of slow-to-moderate growth in global construction markets and weak industrial markets for 2016, the company expects organic revenues, which exclude currency, for full-year 2016 to increase in the range of 2 to 4 percent compared with 2015. Full-year reported revenues are forecasted to be in the range of flat to up 2 percent compared with 2015. Full-year adjusted EPS from continuing operations is

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expected to be in the range of $3.80 to $4.00, with full-year reported continuing EPS expected to be $3.75 to $3.95, which includes EPS of $0.05 for restructuring. The full-year forecast reflects an average diluted share count of approximately 260 million shares. Adjusted free cash flow for full-year 2016 is expected to be in a range of $950 million to $1 billion.
First-quarter 2016 organic revenues are expected to increase in the range of 3 percent to 5 percent compared with 2015, with reported revenues expected to be in the range of flat to up 2 percent. Adjusted EPS from continuing operations for the first quarter of 2016 are expected to be in the range of $0.33 to $0.38 with reported EPS of $0.28 to $0.33, which includes EPS of $0.05 for restructuring. The first-quarter forecast reflects an average diluted share count of approximately 265 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our projected 2016 first-quarter and full-year financial performance including assumptions regarding our effective tax rate; and our sale of our equity interest in Hussmann including the net proceeds to be received and use of such proceeds. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, demand for our products and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2014, our Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®,  Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
2/9/16
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter ended		For the year ended
	December 31,		December 31,
	2015	2014	2015	2014
Net revenues	$3,325.8	$3,240.5	$13,300.7	$12,891.4
Cost of goods sold	(2,341.0)	(2,261.1)	(9,301.6)	(8,982.8)
Selling & administrative expenses	(625.5)	(633.1)	(2,541.1)	(2,503.9)
Operating income	359.3	346.3	1,458.0	1,404.7
Interest expense	(56.3)	(68.0)	(223.0)	(225.3)
Other income/(expense), net	5.1	9.8	12.9	30.0
Earnings before income taxes	308.1	288.1	1,247.9	1,209.4
Provision for income taxes	(68.7)	(71.2)	(540.8)	(293.7)
Earnings from continuing operations	239.4	216.9	707.1	915.7
Discontinued operations, net of tax	(0.9)	43.3	(24.3)	34.7
Net earnings	238.5	260.2	682.8	950.4
Less: Net earnings attributable to noncontrolling interests	(5.0)	(4.7)	(18.2)	(18.7)
Net earnings attributable to Ingersoll-Rand plc	$233.5	$255.5	$664.6	$931.7

Amounts attributable to Ingersoll-Rand plc ordinary
shareholders:
Continuing operations	$234.4	$212.2	$688.9	$897.0
Discontinued operations	(0.9)	43.3	(24.3)	34.7
Net earnings	$233.5	$255.5	$664.6	$931.7

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.88	$0.79	$2.57	$3.27
Discontinued operations	—	0.16	(0.09)	0.13
	$0.88	$0.95	$2.48	$3.40

Weighted-average number of common shares
outstanding:
Diluted	265.2	269.5	267.8	274.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2015	2014	2015	2014
Climate
Net revenues	$2,492.0	$2,445.9	$10,224.3	$9,879.7
Segment operating income *	320.3	297.7	1,302.5	1,195.6
and as a % of Net revenues	12.9%	12.2%	12.7%	12.1%

Industrial
Net revenues	833.8	794.6	3,076.4	3,011.7
Segment operating income *	105.8	124.8	372.4	443.0
and as a % of Net revenues	12.7%	15.7%	12.1%	14.7%

Unallocated corporate expense	(66.8)	(76.2)	(216.9)	(233.9)

Total
Net revenues	$3,325.8	$3,240.5	$13,300.7	$12,891.4
Consolidated operating income	$359.3	$346.3	$1,458.0	$1,404.7
and as a % of Net revenues	10.8%	10.7%	11.0%	10.9%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended December 31, 2015				For the year ended December 31, 2015
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,325.8	$—		$3,325.8	$13,300.7	$—		$13,300.7

	Operating income	359.3	18.1	(a)	377.4	1,458.0	59.0	(a, b)	1,517.0
	Operating margin	10.8%			11.3%	11.0%			11.4%

	Earnings from continuing operations before income taxes	308.1	18.1	(a)	326.2	1,247.9	101.6	(a, b, c)	1,349.5
	Provision for income taxes	(68.7)	(3.9)	(d)	(72.6)	(540.8)	207.7	(d, e)	(333.1)
	Tax rate	22.3%			22.3%	43.3%			24.7%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$234.4	$14.2	(f)	$248.6	$688.9	$309.3	(f)	$998.2

	Diluted earnings per common share
	Continuing operations	$0.88	$0.06		$0.94	$2.57	$1.16		$3.73

	Weighted-average number of common shares outstanding
	Diluted	265.2	—		265.2	267.8	—		267.8

	Detail of Adjustments:
(a)	Restructuring costs		$18.1				$34.3
(b)	Acquisition Inventory step up		—				24.7
(c)	Venezuela remeasurement of monetary assets		—				42.6
(d)	Tax impact of adjustments a, b, and c		(3.9)				(18.9)
(e)	IRS agreement		—				$226.6
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$14.2				$309.3
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended December 31, 2014				For the year ended December 31, 2014
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,240.5	$—		$3,240.5	$12,891.4	$—		$12,891.4

	Operating income	346.3	2.4	(a)	348.7	1,404.7	12.5	(a)	1,417.2
	Operating margin	10.7%			10.8%	10.9%			11.0%

	Earnings from continuing operations before income taxes	288.1	12.6	(a,b)	300.7	1,209.4	22.7	(a,b)	1,232.1
	Provision for income taxes	(71.2)	(2.6)	(c)	(73.8)	(293.7)	(6.2)	(c)	(299.9)
	Tax rate	24.7%			24.5%	24.3%			24.3%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	212.2	10.0	(d)	222.2	897.0	16.5	(d)	913.5

	Diluted earnings per common share
	Continuing operations	$0.79	$0.03		$0.82	$3.27	$0.06		$3.33

	Weighted-average number of common shares outstanding
	Diluted	269.5	—		269.5	274.3	—		274.3

	Detail of Adjustments:
(a)	Restructuring costs		2.4				12.5
(b)	Refinancing premium		10.2				10.2
(c)	Tax impact		(2.6)				(6.2)
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$10.0				$16.5
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the quarter ended December 31, 2015		For the quarter ended December 31, 2014
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,492.0		$2,445.9

Segment operating income	$320.3	12.9%	$297.7	12.2%
Restructuring/Other	2.4	—%	0.7	—%
Adjusted operating income	322.7	12.9%	298.4	12.2%
Depreciation and amortization	62.1	2.5%	60.9	2.5%
EBITDA	$384.8	15.4%	$359.3	14.7%

Industrial
Net revenues	$833.8		$794.6

Segment operating income	$105.8	12.7%	$124.8	15.7%
Restructuring/Other	9.6	1.1%	0.6	0.1%
Adjusted operating income	115.4	13.8%	125.4	15.8%
Depreciation and amortization	16.7	2.0%	10.4	1.3%
EBITDA	$132.1	15.8%	$135.8	17.1%

Corporate
Unallocated corporate expense	$(66.8)		$(76.2)
Restructuring/Other	6.1		1.1
Adjusted corporate expense	(60.7)		(75.1)
Depreciation and amortization	16.1		10.6
EBITDA	$(44.6)		$(64.5)

Total Company
Net revenues	$3,325.8		$3,240.5

Operating income	$359.3	10.8%	$346.3	10.7%
Restructuring/Other	18.1	0.5%	2.4	0.1%
Adjusted operating income	377.4	11.3%	348.7	10.8%
Depreciation and amortization	94.9	2.9%	81.9	2.5%
EBITDA	$472.3	14.2%	$430.6	13.3%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the year ended December 31, 2015		For the year ended December 31, 2014
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$10,224.3		$9,879.7

Segment operating income	$1,302.5	12.7%	$1,195.6	12.1%
Restructuring/Other	13.2	0.1%	5.3	0.1%
Adjusted operating income	1,315.7	12.8%	1,200.9	12.2%
Depreciation and amortization	246.3	2.4%	247.1	2.5%
EBITDA	$1,562.0	15.2%	$1,448.0	14.7%

Industrial
Net revenues	$3,076.4		$3,011.7

Segment operating income	$372.4	12.1%	$443.0	14.7%
Restructuring/Other	39.2	1.3%	4.0	0.1%
Adjusted operating income	411.6	13.4%	447.0	14.8%
Depreciation and amortization	67.5	2.2%	44.2	1.5%
EBITDA	$479.1	15.6%	$491.2	16.3%

Corporate
Unallocated corporate expense	$(216.9)		$(233.9)
Restructuring/Other	6.6		3.2
Adjusted corporate expense	(210.3)		(230.7)
Depreciation and amortization	50.3		41.1
EBITDA	$(160.0)		$(189.6)

Total Company
Net revenues	$13,300.7		$12,891.4

Operating income	$1,458.0	11.0%	$1,404.7	10.9%
Restructuring/Other	59.0	0.4%	12.5	0.1%
Adjusted operating income	1,517.0	11.4%	1,417.2	11.0%
Depreciation and amortization	364.1	2.7%	332.4	2.6%
EBITDA	$1,881.1	14.1%	$1,749.6	13.6%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$736.8	$1,705.2
Accounts and notes receivable, net	2,150.6	2,119.0
Inventories	1,410.7	1,358.9
Other current assets	311.3	524.8
Total current assets	4,609.4	5,707.9
Property, plant and equipment, net	1,575.1	1,477.0
Goodwill	5,730.2	5,389.8
Intangible assets, net	3,926.1	3,783.9
Other noncurrent assets	898.0	939.9
Total assets	$16,738.8	$17,298.5

LIABILITIES AND EQUITY
Accounts payable	$1,249.3	$1,290.0
Accrued expenses and other current liabilities	1,894.9	1,893.4
Short-term borrowings and current maturities of long-term debt	504.2	482.7
Total current liabilities	3,648.4	3,666.1
Long-term debt	3,734.8	3,741.7
Other noncurrent liabilities	3,476.4	3,845.3
Equity	5,879.2	6,045.4
Total liabilities and equity	$16,738.8	$17,298.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flow
(In millions)

UNAUDITED

	For the year
	ended December 31,
	2015	2014
Operating Activities
Income from continuing operations	$707.1	$915.7
Depreciation and amortization	364.1	332.4
Changes in assets and liabilities and other non-cash items	(185.0)	(256.4)
Net cash from operating activities of continuing operations	886.2	991.7
Net cash used in operating activities of discontinued operations	(35.1)	(18.5)
Net cash from operating activities	851.1	973.2

Investing Activities
Capital expenditures	(249.6)	(233.5)
Acquisitions and other investing activities, net	(943.3)	36.5
Net cash used in investing activities of continuing operations	(1,192.9)	(197.0)

Financing Activities
Net debt proceeds	6.4	700.2
Dividends paid to ordinary shareholders	(303.3)	(264.7)
Repurchase of ordinary shares	(250.1)	(1,374.9)
Other financing activities, net	56.7	79.9
Net cash used in financing activities of continuing operations	(490.3)	(859.5)

Effect of exchange rate changes on cash and cash equivalents	(136.3)	(148.7)
Net decrease in cash and cash equivalents	(968.4)	(232.0)
Cash and cash equivalents - beginning of period	1,705.2	1,937.2
Cash and cash equivalents - end of period	$736.8	$1,705.2

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	December 31,
	2014	2015
Net Receivables	$2,119	$2,151
Days Sales Outstanding	59.7	59.0

Net Inventory	$1,359	$1,411
Inventory Turns	6.7	6.6

Accounts Payable	$1,290	$1,249
Days Payable Outstanding	52.1	48.7

		Year ended
		December 31, 2015
Cash flow from operating activities (a)		$851.1
Capital expenditures (a)		(249.6)
Free cash flow		$601.5
Cash payments for IRS Agreement/Restructuring		383.7
Adjusted free cash flow		$985.2

Adjusted earnings from continuing operations attributable to Ingersoll-Rand plc		$998.2
Discontinued operations, net of tax		(24.3)
Adjusted net earnings		$973.9
Adjusted free cash flow as a percent of adjusted net earnings		101%
(a) Includes both continuing and discontinued operations.
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.
The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.
The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION